SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: March 5, 2003

SERVICE MERCHANDISE COMPANY, INC.

(Debtor-in-Possession as of March 27, 1999)

(Exact name of registrant as specified in its charter)

Tennessee	1-9223	62-0816060

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7100 Service Merchandise Boulevard, Brentwood, TN (Address of principal executive offices)	37027 (Zip code)

Registrant’s telephone number, including area code: (615) 660-6000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
EXHIBIT INDEX
Joint Plan of Service Merchandise Company, Inc.
Disclosure Statement

Item 5.   Other Events

     On March 5, 2003, Service Merchandise Company, Inc., a Tennessee corporation (the “Company”) and 31 of its affiliates (the “Affiliate Debtors”) filed with the United States Bankruptcy Court for the Middle District of Tennessee, Nashville Division (the “Bankruptcy Court”) (i) a Joint Plan of Service Merchandise Company, Inc. and its Affiliate Debtors (the “Plan”) and (ii) a Disclosure Statement with Respect to Joint Plan of Service Merchandise Company, Inc. and its Affiliate Debtors (the “Disclosure Statement”).

     Each of the Plan and the Disclosure Statement are subject to modification and alteration and approval of the Bankruptcy Court. A hearing on approval of the Disclosure Statement, as it may be amended or modified is currently scheduled for April 4, 2003. A hearing on confirmation of the Plan is currently scheduled for May 12, 2003.

     The Plan provides that, among other things, as of the effective date of the Plan, all of the Company’s existing securities, including, among other securities, the 8 3/8% senior notes due 2001, the first mortgage secured notes due June 28, 2000, the 9% senior subordinated debentures due 2004, the common stock, the preferred stock, and all options, warrants, calls, rights, puts, awards, commitments, or any other agreements to acquire such common stock or preferred stock, shall be deemed canceled and of no further force and effect. Further, the Plan provides no recovery to the holders of common stock, preferred stock, options, warrants, calls, rights, puts, awards, commitments, or any other agreements to acquire such common stock or preferred stock and the holders of these securities will receive no value for their interests. Accordingly, the Company believes the value of these interests is highly speculative.

     The Company can give no assurances that the Plan or the Disclosure Statement will not be materially modified or amended prior to final approval by the Bankruptcy Court. As such, readers are cautioned not to place undue reliance on the terms and provisions of the Plan or Disclosure Statement filed herewith as Exhibits 99.1 and 99.2, respectively.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

99.1	Joint Plan of Service Merchandise Company, Inc. and its Affiliate Debtors

99.2	Disclosure Statement with Respect to Joint Plan of Service Merchandise Company, Inc. and its Affiliate Debtors

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SERVICE MERCHANDISE COMPANY, INC.

Date: March 19, 2003	By:	/s/ C. Steven Moore

C. Steven Moore Senior Vice President, Chief Administrative Officer, Secretary and General Counsel

EXHIBIT INDEX

No.	Exhibit

99.1	Joint Plan of Service Merchandise Company, Inc. and its Affiliate Debtors

99.2	Disclosure Statement with Respect to Joint Plan of Service Merchandise Company, Inc. and its Affiliate Debtors